QuickLinks -- Click here to rapidly navigate through this document

EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statements No. 333-174913 on Form S-8 and No. 333-176053 on Form S-3 of our reports dated February 29, 2012, August 31, 2012 as to the effects of the restatement discussed in Note 21 to the consolidated financial statements (the "Restatement"), relating to the consolidated financial statements of Interactive Brokers Group, Inc. (which report expresses an unqualified opinion and includes explanatory paragraphs regarding the Restatement and the early adoption of Accounting Standards Update 2011-05, Comprehensive Income, in 2011), and financial statement schedule, and our report dated February 29, 2012 (August 31, 2012 as to the effects of the material weakness described in Management's Report on Internal Control Over Financial Reporting (as revised)), relating to internal control over financial reporting (which report expresses an adverse opinion on the effectiveness of Interactive Brokers Group, Inc.'s internal control over financial reporting because of a material weakness), appearing in this Annual Report on Form 10-K/A of Interactive Brokers Group, Inc. for the year ended December 31, 2011.

/s/ Deloitte & Touche LLP
New York, New York
August 31, 2012

QuickLinks

  EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM